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                                 EXHIBIT 23.1
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      We hereby consent to the inclusion in the Registration Statement on Form S-4 of Valley National Corporation of our report dated March 6, 1998, on the consolidated statements of financial condition of First National Sylacauga Corporation and Subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus.


                                         /s/ Jackson Thornton & Co., P.C.
                                             Jackson Thornton & Co., P.C.

 Montgomery, Alabama
 May 11, 1998

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